December 14, 2001



Lazard International Equity Portfolio
c/o The Lazard Funds, Inc.
30 Rockefeller Plaza
New York, New York  10112

Lazard Global Equity Portfolio
c/o The Lazard Funds, Inc.
30 Rockefeller Plaza
New York, New York  10112


Re:  AGREEMENT AND PLAN OF REORGANIZATION



Ladies and Gentlemen:

You have requested our opinion as to certain federal income tax consequences of the Reorganization contemplated by the Agreement and Plan of Reorganization, substantially in the form included as Exhibit A to the Registration Statement on Form N-14 of The Lazard Funds, Inc., a Maryland corporation (the "Fund") (Registration No. 333-71782) (the "Registration Statement"), between the Fund, on behalf of its Lazard Global Equity Portfolio ("Global Equity Portfolio"), and the Fund, on behalf of its Lazard International Equity Portfolio ("International Equity Portfolio"). You have advised us that each Portfolio has qualified as a "regulated investment company" within the meaning of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for each fiscal year of its operation ending on or before the Closing Date.

In rendering this opinion, we have examined the Agreement and Plan of Reorganization, the Registration Statement, the Fund's Articles of Incorporation, as amended from time to time (the "Fund's Charter"), the Fund's Prospectus and Statement of Additional Information, incorporated by reference in the Registration Statement, and such other documents as we have deemed necessary or relevant for the purpose of this opinion. In issuing our opinion, we have relied upon statements and representations of the Fund, on behalf of Global Equity Portfolio, that the Fund's Charter is the document pursuant to which it has operated to date and that it has operated in accordance with all laws applicable to such entity and the statements and representations made herein and in the Registration Statement. We also have relied upon statements and representations of the Fund, on behalf of International Equity Portfolio, that the Fund's Charter is the document pursuant to which it has operated to date and will operate following the Reorganization and that it has operated and will operate following the Reorganization in accordance with all laws applicable to such entity and the statements and representations made herein and in the Registration Statement. As to various questions of fact material to this opinion, where relevant facts were not independently established by us, we have relied upon statements of, and written information provided by, representatives of the Fund. We also have examined such matters of law as we have deemed necessary or appropriate for the purpose of this opinion. We note that our opinion is based on our examination of such law, our review of the documents described above, the statements and representations referred to above and in the Registration Statement and the Agreement and Plan of Reorganization, the provisions of the Code, the regulations, published rulings and announcements thereunder, and the judicial interpretations thereof currently in effect. Any change in applicable law or any of the facts and circumstances described in the Registration Statement, or inaccuracy of any statements or representations on which we have relied, may affect the continuing validity of our opinion.

Capitalized terms not defined herein have the respective meanings given such terms in the Agreement and Plan of Reorganization.

Based on the foregoing, it is our opinion that for federal income tax purposes:

     a) The transfer of all or substantially all of Global Equity Portfolio's assets in exchange for International Equity Portfolio Shares and the assumption by International Equity Portfolio of certain identified liabilities of Global Equity Portfolio will constitute a "reorganization" within the meaning of
Section 368(a)(1)(C) of the Code;

     b) No gain or loss will be recognized by International Equity Portfolio upon the receipt of the assets of Global Equity Portfolio solely in exchange for International Equity Portfolio Shares and the assumption by International Equity Portfolio of certain identified liabilities of Global Equity Portfolio;

     c) No gain or loss will be recognized by Global Equity Portfolio upon the transfer of Global Equity Portfolio's assets to International Equity Portfolio solely in exchange for International Equity Portfolio Shares and the assumption by International Equity Portfolio of certain identified liabilities of Global Equity Portfolio or upon the distribution (whether actual or constructive) of International Equity Portfolio Shares to Global Equity Portfolio shareholders in exchange for their shares of Global Equity Portfolio;

     d) No gain or loss will be recognized by Global Equity Portfolio shareholders upon the exchange of their Global Equity Portfolio shares for International Equity Portfolio Shares;

     e) The aggregate tax basis for International Equity Portfolio Shares received by each Global Equity Portfolio shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of Global Equity Portfolio shares held by such shareholder immediately prior to the Reorganization, and the holding period of International Equity Portfolio Shares to be received by each Global Equity Portfolio shareholder will include the period during which Global Equity Portfolio shares exchanged therefor were held by such shareholder (provided Global Equity Portfolio shares were held as capital assets on the date of the Reorganization); and

     f) The tax basis of Global Equity Portfolio assets transferred to International Equity Portfolio will be the same as the tax basis of such assets to Global Equity Portfolio immediately prior to the Reorganization, and the holding period of the assets of Global Equity Portfolio in the hands of International Equity Portfolio will include the period during which those assets were held by Global Equity Portfolio.

No opinion is expressed as to the effect of the Reorganization on (i) Global Equity Portfolio or International Equity Portfolio with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting, and (ii) any Global Equity Portfolio Shareholder that is required to recognize unrealized gains and losses for federal income tax purposes under a mark-to-market system of accounting.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus/Proxy Statement included in the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any distributor or dealer in connection with the qualification of International Equity Portfolio Shares under the securities laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



STROOCK & STROOCK & LAVAN LLP